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                                                                    EXHIBIT 10.1



                           BRIDGE FINANCING AGREEMENT

     This Bridge Financing Agreement (the "Agreement") is entered into as of March 31, 2000, among COMPUTER MOTION, INC., a Delaware corporation (the "Company"), and Robert W. Duggan (the "Purchaser").

                                R E C I T A L S :

     A. Purchaser desires to loan the sum of $3,000,000 to the Company and the Company desires to borrow such amount pursuant to the terms and conditions set forth herein.

     B. The purpose of this Agreement is to set forth the terms and provisions of this bridge financing.

     NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

     1. Issuance of Note. Purchaser shall be issued a convertible promissory note substantially in the form attached hereto as Exhibit A (the "Note"), evidencing the amount loaned to the Company by Purchaser.

     2. Automatic Conversion of the Note.

        (a) All of the principal and accrued interest then outstanding under the Note shall automatically be converted into Common Stock of the Company upon the approval of the conversion by the Company's stockholders at the Company's next annual meeting (the "2000 Annual Meeting"). The conversion price per share shall be the same price as used in the close of the private round of financing approved by the Company's Board of Directors on March 9, 2000 (the "Conversion Price").

        (b) The Company hereby agrees to take such actions as required to submit the Note for approval by the Company's stockholders at the Company's 2000 Annual Meeting.

        (c) Should the stockholders of the Company decline to approve the conversion of the note, the note would become due and payable on the first anniversary of the 2000 Annual Meeting.

        (d) Notwithstanding anything contained in the Note to the contrary, in the event that prior to the payment of the Note or conversion of the Note pursuant to this Section 2 hereof, whichever first occurs, if the Company approves a Change in Control Transaction (as defined below), the Company shall cause to be given to the Purchaser a written notice of such Change of Control Transaction (a "Transaction Notice") as soon as practicable, but in no event later than the tenth day immediately preceding the date on which the stockholders of the Company are scheduled to vote on approval of the proposed Change in Control Transaction. Such Transaction Notice shall describe the principal economic terms of the proposed Change in Control Transaction and the anticipated allocation of the consideration to be received in such Change of Control Transaction (the "Transaction Consideration") among the holders of the Company's capital stock. Purchaser, at Purchaser's option, may elect, by written notice delivered to the Company not later than ten days after the mailing to the Purchaser of the Transaction Notice by the Company, to convert all, but not less than all, of the principal amount of the Note outstanding at the time of such conversion, together with any accrued and unpaid interest thereon (the "Change of Control Conversion Right") into a


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number of shares of Common Stock of the Company equal to the result obtained by dividing the principal amount of the Note then outstanding and the accrued and unpaid interest by the Conversion Price, in which event the Purchaser would be entitled to receive the Transaction Consideration following consummation of such Change of Control Transaction as if the Purchaser converted the then outstanding principal amount of the Note immediately prior to the consummation of the Change of Control Transaction in accordance with the formula described above. If the Purchaser fails to make such election to convert the then outstanding principal amount of the Note within such ten-day time period, the Change of Control Conversion Right granted hereunder shall terminate automatically and be of not further force or effect with respect to the Note.

     As used herein, a "Change of Control Transaction" shall mean a sale of all or substantially all of the assets of the Company, or a merger, consolidation or reorganization of the Company with another corporation or other business entity and, immediately following the consummation of any such transaction will not own at least a majority of the outstanding voting stock of the acquiring corporation (in the case of a sale of assets), or the surviving corporation (in a merger, consolidation or reorganization), or a corporation that possesses a majority of the voting power of such acquiring corporation or surviving corporation.

     3. Representations and Warranties of the Company.

        (a) Organization and Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

        (b) Capitalization. The authorized capital stock of the Company, immediately prior to this offering, consists of 25,000,000 shares of Common Stock, $.001 par value, 8,801,135 shares of which are issued and outstanding, 5,000,000 shares of Preferred Stock. No shares of Preferred Stock are issued and outstanding. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of Common Stock, options and warrants have been duly and validly issued in compliance with all applicable federal and state securities laws.

        (c) Validity of the Note and Common Stock. The Note and Common Stock, when issued, sold and delivered in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Note and Common Stock may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

     4. Payments. The Note shall be due and payable upon demand, with interest, if Conversion does not occur by the maturity date of the Note.

     5. Purchaser's Representations; Acknowledgments Regarding Risk.

        (a) Purchaser hereby represents and warrants to the Company as follows:

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            (i) The Purchaser is acquiring the Note and the Common Stock
(collectively, the "Securities") for the Purchaser's own account and not as a nominee or agent for any other person, and not with the view to, or for sale in connection with, any distribution thereof.

            (ii) The Purchaser is an "accredited investor" within the meaning of SEC Rule 501(a) of Regulation D, as presently in effect.

            (iii) The Purchaser has a preexisting personal or business relationship with an officer, director or controlling person of the Company and, by reason of the Purchaser's business or financial experience, has the capacity to protect the Purchaser's own interests in connection with the purchase of the Securities.

            (iv) The Purchaser has adequate means of providing for current means and possible personal contingencies, is able to bear the economic risk of this investment, and is able to hold the Securities indefinitely.

            (v) The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment in the Company.

            (vi) The Purchaser has been provided with, and access to, all information which the Purchaser has deemed material or relevant to the Purchaser's decision to purchase the Securities, and all questions which the Purchaser had with respect to the purchase of the Securities have been answered by an officer or director of the Company.

        (b) The Purchaser acknowledges and understands that:

            (i) The Securities have not been registered under the Securities Act of 1993, as amended (the "Act"), and that, accordingly, they will not be fully transferable except as permitted under various exemptions containing such Act, or upon satisfaction of the registration and prospectus delivery requirements of the Act, and that there will be a legend printed upon the Securities so indicating.

            (ii) The Securities may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of unless the Purchaser first provides to the Company and opinion of counsel to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and prospectus delivery requirements of the Act and the registration or qualification requirements of any applicable state securities' law.

     6. Unsecured Obligations. Purchaser hereby agrees that the obligations of the Company created by this Agreement and the Note shall remain unsecured.

     7. Miscellaneous.

        (a) Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, administrators and transferees of the parties.

        (b) Entire Agreement. This Agreement and the exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior

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and contemporaneous agreements, whether written or oral, and shall not be modified except by a writing signed by the parties hereto.

        (c) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

        (d) Headings. The headings in this Agreement are for convenience only and shall not alter or otherwise affect the meaning hereof.

        (e) No Waiver. No waiver of any of the provisions contained in this Agreement shall be valid unless made in writing and executed by the waiving party. It is expressly understood that in the event any party shall on any occasion fail to perform any term of this Agreement and the other parties shall not enforce that term, the failure to enforce on that occasion shall not prevent enforcement of that or any other term hereof on any other occasion.

        (f) Severability. If any section of this Agreement is held invalid by any law, rule, order, regulation, or promulgation of any jurisdiction, such invalidity shall not affect the enforceability of any other sections not held to be invalid.

        (g) Counterparts. This Agreement and any amendment thereof may be executed in two or more counterparts, each of which shall be deemed an original for all purposes.

        (h) Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement or the Note shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed or transmitted by facsimile with confirmation of receipt, (ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iii) five (5) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, at the address of the party set forth on the signature page of this Agreement (or at such other address as may be communicated to the notifying party in writing).

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     The Company and Purchaser have executed this Agreement as of this 29 day of
March, 2000.

                                   "PURCHASER"



                                   -----------------------------------------
                                   Robert W. Duggan
                                   3983 Cuervo Avenue
                                   Santa Barbara, CA 93110


                                   COMPUTER MOTION, INC.



                                   -----------------------------------------
                                   Gordon L. Rogers, Chief Financial Officer


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